POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Tupperware Corporation, a Delaware corporation,(the "Corporation"), hereby constitutes and appoints Thomas M. Roehlk, Charles L. Dunlap and Carol A. Vix, and each of them, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of the Corporation for its fiscal year ended December 28, 1996, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and substitutes, and each of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and seal this 5th day of March, 1997.


                                   Rita Bornstein

                                   William O. Bourke

                                   Ruth M. Davis

                                   Lloyd C. Elam

                                   Clifford J. Grum

                                   Joe R. Lee

                                   Joseph E. Luecke

                                   Bob Marbut

                                   David R. Parker

                                   Robert M. Price



                      POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of Tupperware Corporation a Delaware corporation, (the "Corporation"), hereby constitutes and appoints Thomas M. Roehlk, Charles L. Dunlap and Carol A. Vix, and each of them, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of the Corporation for its fiscal year ended December 28, 1996, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and substitutes, and each of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereto set his hand and seal this 17 day of March, 1997.


                          __________________________
                               Thomas P. O'Neill